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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated February 7, 1996, on the audit of the consolidated financial statements described therein of Annapolis Bancshares, Inc. in the Current Report on Form 8-K filed by Sandy Spring Bancorp, Inc. with the Securities and Exchange Commission in connection with the consummation of the acquisition by Sandy Spring Bancorp, Inc. of Annapolis Bancshares, Inc.

ROWLES & COMPANY, LLP

/s/ Rowles & Company, LLP

Baltimore, Maryland
September 12, 1996